EXHIBIT 99.2

FOR RELEASE: 4/29/05
MEDIA CONTACT: Sheila Odom, 402.458.2329
INVESTOR CONTACT: Cheryl Watson, 317.469.2064

NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION FOR THE FIRST QUARTER 2005

Thefollowing supplemental information should be read in connection with the first-quarter 2005 earnings press release of Nelnet, Inc. (the "Company"), dated April 29, 2005.

Statements in this supplemental financial information release, which refer to expectations as to future developments, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements contemplate risks, uncertainties, and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include among others, changes in, or arising from, the implementation of applicable laws and regulations or changes in laws and regulations affecting the education finance marketplace. Changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in such laws and regulations, changes in the demand for educational financing, or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environments, could also have a substantial impact on future results. Certain prior year amounts have been reclassified to conform to the current period presentation. For more information see our filings with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                     Three months ended
                                                          March 31,
                                                 ---------------------------
                                                      2005           2004
                                                 -------------  ------------
                                                   (unaudited)   (unaudited)
                                                     (dollars in thousands,
                                                       except share data)
Interest income:
    Loan interest, excluding variable-rate
       floor income                              $   200,107   $  108,196
    Variable-rate floor income                             -          348
    Amortization of loan premiums and
       deferred origination costs                    (15,782)     (19,817)
    Investment interest                                7,002        3,651
                                                 ------------  -----------
      Total interest income                          191,327       92,378

Interest expense:
    Interest on bonds and notes payable              104,525       49,043
                                                 ------------  -----------
      Net interest income                             86,802       43,335

Less provision for loan losses                         2,031        3,115
                                                 ------------  -----------
      Net interest income after provision
        for loan losses                               84,771       40,220
                                                 ------------  -----------
Other income:
    Loan and guarantee servicing income               37,176       26,063
    Other fee-based income                             3,356        1,889
    Software services income                           2,206        1,892
    Other income                                       1,400        1,443
    Derivative market value adjustments               60,290       (2,527)
    Derivative settlements, net                      (10,086)      (1,214)
                                                 ------------  -----------
      Total other income                              94,342       27,546
                                                 ------------  -----------
Operating expenses:
    Salaries and benefits                             39,327       27,769
    Other expenses                                    30,888       23,365
    Amortization of intangible assets                  1,173        2,078
                                                 ------------  -----------
      Total operating expenses                        71,388       53,212
                                                 ------------  -----------

      Income before income taxes                     107,725       14,554

Income tax expense                                    39,638        5,433
                                                 ------------  -----------
      Net income                                 $    68,087   $    9,121
                                                 ============  ===========

      Earnings per share, basic and diluted      $      1.27   $     0.17
                                                 ============  =============

Weighted average shares outstanding               53,682,569   53,635,631


CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                     As of           As of             As of
                                                    March 31,      December 31,       March 31,
                                                      2005             2004             2004
                                                  --------------   -------------   --------------
                                                   (unaudited)                      (unaudited)
                                                               (dollars in thousands)
Assets:
    Student loans receivable, net                  $ 14,540,316    $ 13,461,814     $ 11,206,609
    Cash, cash equivalents, and investments             993,894       1,302,954        1,099,678
    Other assets                                        497,341         395,237          326,307
                                                  --------------   -------------   --------------
      Total assets                                 $ 16,031,551    $ 15,160,005   $   12,632,594
                                                  ==============   =============   ==============
Liabilities:
    Bonds and notes payable                        $ 15,318,517    $ 14,300,606     $ 12,140,725
    Other liabilities                                   187,723         403,224          177,232
                                                  --------------   -------------   --------------
      Total liabilities                              15,506,240      14,703,830       12,317,957
                                                  --------------   -------------   --------------
Shareholders' equity                                    525,311         456,175          314,637
                                                  --------------   -------------   --------------
      Total liabilities and shareholders' equity   $ 16,031,551    $ 15,160,005     $ 12,632,594
                                                  ==============   =============   ==============

Return on average total assets                             1.73%           1.11%            0.30%
Return on average equity                                   54.4%           39.7%            11.7%


NON-GAAP BASE NET INCOME
We prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management and analysts also evaluate the Company on certain non-GAAP performance measures that we refer to as base income adjustments. While base net income is not a substitute for reported results under GAAP, we provide base net income as additional information regarding our financial results.

The following table provides a reconciliation of GAAP net income to base net income.

                                                   Three months ended
                                                        March 31,
                                                 -----------------------
                                                     2005        2004
                                                 -----------  ----------
                                                  (dollars in thousands,
                                                    except share data)

GAAP net income                                   $  68,087    $   9,121
Base adjustments:
    Derivative market value adjustments             (60,290)       2,527
    Amortization of intangible assets                 1,173        2,078
    Variable-rate floor income                          -           (348)
                                                 -----------  -----------
Total base adjustments before income taxes          (59,117)       4,257
Net tax effect (a)                                   22,464       (1,618)
                                                 -----------  -----------
Total base adjustments                              (36,653)       2,639
                                                 -----------  -----------
    Base net income                               $  31,434    $  11,760
                                                 ===========  ===========

    Base earnings per share, basic and diluted    $    0.59    $    0.22
                                                 ===========  ===========

------------------------------------------

(a) Tax effect computed at 38%.


Base and GAAP net income included approximately $29.7 million of special allowance yield adjustments for the quarter ended March 31, 2005. This amount is offset by net settlements of approximately $8.9 million on derivative products used to hedge the loan portfolio earning the excess yield. The earnings per share effect of the excess yield, net of derivative settlements and taxes, is $0.24 for the quarter ended March 31, 2005. There were no special allowance yield adjustments for the quarter ended March 31, 2004.

Our base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The Company's base net income presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses caused by the change in market value on those derivatives in which the Company does not qualify for hedge accounting. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments that are primarily used as part of the Company's interest rate risk management strategy include interest rate swaps and basis swaps. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the majority of the Company's derivative instruments do not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and thus may adversely impact earnings.

AMORTIZATION OF INTANGIBLE ASSETS: We exclude amortization of acquired intangibles in our base net income.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income as compared to the rate based on the special allowance payment formula in declining interest rate environments. We refer to this additional income as variable-rate floor income. Base net income excludes variable-rate floor income.

STUDENT LOANS RECEIVABLE

Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of our loan portfolio:

                                            As of                      As of                    As of
                                           March 31,                December 31,              March 31,
                                             2005                       2004                    2004
                                      ----------------------    ----------------------   ---------------------
                                                    Percent                  Percent                 Percent
                                         Dollars    of total      Dollars    of total     Dollars    of total
                                      ----------  ----------    ----------  ----------   ----------  ----------
                                                                 (dollars in thousands)
Federally insured:
    Stafford                          $ 5,340,328      36.7 %   $  5,047,487     37.5 %  $ 4,820,298      43.0 %
    PLUS/SLS                              329,765       2.3          252,910      1.9        258,406       2.3
    Consolidation                       8,592,889      59.1        7,908,292     58.7      5,894,594      52.6
Non-federally insured                      94,225       0.7           90,405      0.7         92,567       0.8
                                      ------------ ---------    ------------- --------   ------------  --------
      Total                            14,357,207      98.8       13,299,094     98.8     11,065,865      98.7

Unamortized premiums and deferred
    origination costs                     191,961       1.3          169,992      1.3        157,367       1.4
Allowance for loan losses:
    Allowance - federally insured             (99)     (0.0)            (117)    (0.0)       (10,215)     (0.1)
    Allowance - non-federally insured      (8,753)     (0.1)          (7,155)    (0.1)        (6,408)     (0.0)
                                      ------------ ---------    ------------- --------   ------------  --------
      Net                             $14,540,316     100.0 %   $ 13,461,814    100.0 %  $ 11,206,609     100.0 %
                                      ============ =========    ============= ========   ============  ========


The following table sets forth the loans originated or acquired through each of our channels:

                                                  Three months ended
                                                      March 31,
                                               ---------------------------
                                                   2005           2004
                                               ------------  -------------
                                                 (dollars in thousands)

Beginning balance                             $ 13,299,094   $ 10,314,874
Direct channel:
    Consolidation loan originations                745,090        806,565
    Less consolidation of existing portfolio      (337,100)      (368,400)
                                               ------------  -------------
      Net consolidation loan originations          407,990        438,165
    Stafford/PLUS loan originations                155,023         92,927
Branding partner channel                           673,841        354,503
Forward flow channel                               187,163         85,204
Other channels                                      31,688         20,996
                                               ------------  -------------
    Total channel acquisitions                   1,455,705        991,795

Repayments, claims, capitalized
    interest, and other                           (397,592)      (240,804)
                                               ------------  -------------
Ending balance                                $ 14,357,207   $ 11,065,865
                                              =============  =============

INTEREST RATE SENSITIVITY
As a portion of the Company's student loan assets earn a fixed rate, management uses fixed-rate debt and interest rate swaps to reduce the economic effect of interest rate volatility. As of March 31, 2005, the Company had fixed-rate debt of $661 million and interest rate swaps with a notional amount of $4.2 billion which mature in varying amounts through 2010. The following table shows the Company's student loan assets currently earning at a fixed rate as of March 31, 2005:

                       Borrower/
       Fixed            lender       Estimated        Current
      interest         weighted      variable         balance
        rate           average      conversion       of fixed
       range            yield        rate (a)       rate assets
     -------------      ---------    --------       --------------
                                                    (in thousands)
     5.5 - 6.0 %         5.69 %         3.05 %       $   160,003
     6.0 - 6.5           6.21           3.57             299,487
     6.5 - 7.0           6.71           4.07             359,426
     7.0 - 8.0           7.52           4.88             315,462
       > 8.0             8.56           5.92             977,817
    9.5 floor yield      9.50           6.86           3,281,502
                                                   --------------
                                                     $ 5,393,697
                                                   ==============
    ----------------------------

    (a) The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to variable rate.


STUDENT LOAN SERVICING
The Company performs servicing activities for itself and third parties. The following table summarizes the Company's loan servicing volumes:


                                                                     As of March 31,
                           -----------------------------------------------------------------------------------------------------
                                                  2005                                              2004
                           ---------------------------------------------------   -----------------------------------------------
                             Company    %    Third Party     %        Total       Company     %  Third party    %       Total
                           ---------- ------ ------------ -------- -----------   ---------  ----- ---------  ------  -----------
                                                                      (dollars in millions)
FFELP and private loans     $ 13,116    60%      $ 8,868      40%    $ 21,984     $ 9,947    51%   $ 9,426     49%     $ 19,373
Canadian loans (in U.S. $)       -       -         7,337     100%       7,337         -       -        -        -           -
                           ---------- ------ ------------ -------- -----------   ---------  ----- ---------  ------  -----------

Total                       $ 13,116    45%     $ 16,205      55%    $ 29,321     $ 9,947    51%   $ 9,426     49%     $ 19,373
                           ========== ====== ============ ======== ===========   =========  ===== =========  ======  ===========

STUDENT LOAN SPREAD
The following table analyzes the student loan spread on our portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                             Three months ended
                                                                  March 31,
                                                         ---------------------------
                                                             2005           2004
                                                         ------------   ------------
Student loan yield                                              6.46 %         4.71 %
Consolidation rebate fees                                      (0.63)         (0.55)
Premium and deferred origination costs amortization            (0.46)         (0.76)
                                                         ------------   ------------
Student loan net yield                                          5.37           3.40
Student loan cost of funds (a)                                 (3.12)         (1.73)
                                                         ------------   ------------

Student loan spread                                             2.25           1.67
Variable-rate floor income                                        -           (0.01)
Special allowance yield adjustment, net of settlements
   on derivatives (b)                                          (0.61)            -
                                                         ------------   ------------
Core student loan spread                                        1.64 %         1.66 %
                                                         ============   ============

Average balance of student loans (in thousands)          $13,742,362    $10,453,826
Average balance of debt outstanding (in thousands)        14,677,213     11,631,648

---------------------------------------------------------

(a) The student loan cost of funds includes the effects of the net settlement costs on the Company's derivative instruments of $10.1 million and $1.2 million in 2005 and 2004, respectively.

(b) The special allowance yield adjustment in 2005, which was approximately $29.7 million, represents the impact on net spread had loans earned at statutorily defined rates under a taxable financing. This special allowance yield adjustment has been reduced by net settlements on derivative instruments that were used to hedge this loan portfolio earning the excess yield, which was $8.9 million in 2005.